                                                                EXHIBIT 10.17


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into this ______ day of June, 1996, by and between STANLEY MARTIN COMPANIES, INC., a Maryland corporation, herein referred to as "Tenant", and MHM SERVICES, INC., a Delaware corporation, herein referred to as "Subtenant".

                                   RECITALS:

         A. Tenant is leasing a part of the premises located on the Eighth Floor in the building (the "Building") having an address of 8000 Towers Crescent Drive, Vienna, Virginia 22182, located in the County of Fairfax, Virginia, under a certain Agreement of Lease dated September 15, 1988, by and between J.T.L. Tycon Towers I Limited Partnership, predecessor in interest to the current landlord, Tycon Tower I Investment Limited Partnership ("Landlord"), and the Tenant (said Agreement of Lease, as amended from time to time prior to or subsequent to the dated hereto, is hereinafter referred to as the "Lease"), said Lease being hereby incorporated herein by reference for all purposes.

         B. Tenant wishes to sublease a portion of the premises covered by the Lease (the "Premises") to the Subtenant on the terms stated herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual rights, obligations and covenants contained herein, the parties agree as follows:

         1. SUBLEASED PREMISES USE. The Tenant hereby subleases to the Subtenant, and the Subtenant hereby hires and leases from the Tenant, a portion of the Premises containing approximately 6597 rentable square feet, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with use in common with Tenant of the reception and lobby area in the Premises as shown on Exhibit "A" attached hereto, which area is herein collectively referred to as the "Subleased Premises". Subtenant shall also be entitled, without charge other than the Base Rent (as hereinafter defined) and the Additional Rent (as hereinafter defined) as set forth herein, to (i) non-exclusive use of twenty-three (23) non-reserved parking spaces in the parking garage which are allocated to Tenant under the Lease, (ii) use of the conference room in the Premises on a quarterly basis for Subtenant's Board of Directors meetings and for other meetings from time to time at such times to be coordinated with Tenant's use of such conference room and which does not interfere with Tenant's ordinary use of the conference room (Tenant agrees not to interfere with Subtenant's previously scheduled use of the conference room), and (iii) the services of Tenant's receptionist for the purposes of greeting and announcing visitors to the Subtenant. Subtenant agrees to use the Subleased Premises only for general office purposes and otherwise strictly in accordance with the terms, covenants and conditions contained in the Lease.

         2. TERM: The term of this Sublease shall commence on August 15, 1996 (the "Commencement Date") and shall expire on December 31, 1998 (the "Term"), unless sooner terminated as provided herein.

         3. RENT. The total base rent ("Base Rent") for the initial year of the Term commencing on September 1, 1996, shall be One Hundred Forty-Nine Thousand One Hundred and No/100 Dollars ($149,100.00), payable in equal monthly installments of Twelve Thousand Four Hundred Twenty-Five and No/100 Dollars ($12,45.00) per month which shall be due and payable on the first day of each calendar month during the Term. On the first business day after Subtenant receives notice that Tenant has obtained Landlord's approval of this Sublease pursuant to Section 24 hereof, Subtenant shall deliver to Tenant payment in the amount of $6,815.00 which constitutes the Base Rent for the time period beginning on the Commencement Date and ending August 31, 1996, together with payment of the Base Rent for the final month of the Term of this Sublease (in the amount of $13,181.00). In the event that this Sublease terminates prior to the final month of the Term, then such payment of Base Rent for the final month of the Term shall be handled in the same manner as the Security Deposit is handled pursuant to Section 4 below (i.e., returned to Subtenant or applied by Tenant to any damages, injuries, expenses or liabilities incurred by Tenant as a result of a default by Subtenant hereunder). The Base Rent for each year of the Term of this Sublease shall increase on an annual basis by an amount equal to three percent (3%) of the Base Rent payable for the just-completed year of the Term, with the first Base Rent adjustment occurring effective as of September 1, 1997, with an additional such adjustment being made effective September 1, 1998. All payments of Base Rent, Additional Rent and all other payments required to be made by Subtenant to Tenant hereunder shall be delivered to Tenant by check or bank wire transfer, as Subtenant may elect, at 8000 Towers Crescent Drive, The Eighth Floor, Vienna, Virginia 22182, or (if by bank wire transfer) to the bank account designated by Tenant.

         4. SECURITY DEPOSIT. On the first business day after Subtenant receives notice that Tenant has obtained Landlord's approval of this Sublease pursuant to Section 24 hereof, Seven Thousand and No/100 Dollars (#37,000.00). Upon the occurrence of a default hereunder by Subtenant, then Tenant, without prejudice to any other remedy which may be available to Tenant hereunder or under applicable law, may apply such Security Deposit to any damages, injuries, expenses or liabilities incurred by Tenant as a result of such default (but such Security Deposit shall not be considered as liquidated damages int he event of such default by Subtenant). In the event that Tenant so applies the Security Deposit during the term of this Sublease but does not terminate this Sublease as a result of such default by Subtenant, then within ten (10) days after a written demand by Tenant to Subtenant, Subtenant shall restore the Security Deposit to its original amount of $37,000.00. Tenant shall not be required to hold the Security Deposit in a separate account and the Security Deposit may be commingled with other funds of Tenant, and Tenant shall not be required to accrue or pay interest on the Security Deposit. So long as Subtenant is not in default under this Sublease, two-thirds (2/3) of the Security Deposit then being held by Tenant shall be applied on a pro rata basis of the Base Rent payable of reach of the months of June through November, inclusive, of 1998. If Subtenant fully performs all of its covenants, obligations and agreements under the terms of this Sublease, the remaining portion of the Security Deposit shall be returned to Subtenant within thirty (30) days after the expiration of the Term hereof.

         5. NET EASE. This Sublease shall be deemed and construed to be a "net lease", and Subtenant shall pay the Base Rent, Additional Rent and other payments hereunder to Tenant absolutely net throughout the Term, free of any charges, assessments, impositions, or deductions of any kind and without abatement, deduction or setoff. To the extent that Landlord has agreed to furnish certain utilities and services to Tenant, such as air conditioning, heat, elevators, electric current, water and other utility services, Tenant agrees that to the extent such services are furnished to the Subleased Premises that Subtenant shall be entitled to the use and benefit of such services; provided, however, that Tenant shall not have any liability or responsibility to Subtenant for the quality of such utilities and services. Subtenant agrees to reimburse Tenant for all amounts charged to Tenant as a result of "after hour" services to the Subleased Premises ordered by Subtenant, including heat, air conditioning, electricity and other services, within ten (10) days after delivery by Tenant to Subtenant of a request for payment, which request shall include a copy of any invoice for such services received by Tenant from Landlord.

         6. ADDITIONAL RENT. The Lease requires Tenant to make payments to Landlord on the basis of increases in operating expenses and real estate taxes. Subtenant agrees to pay Tenant additional ren t(the "Additional Rent") equal to Subtenant's pro rata share of such increases above the amount payable by Tenant to Landlord during the Base Year (as hereinafter defined). For purposes of this Paragraph 6, the Base year shall be calendar year 1996, and Subtenant's pro rata share shall be the product of (i) the amount of such increases above the Base Year payable from time to time by Tenant under the Lease, multiplied by (ii) a fraction, the numerator of which shall be 7,100 square feet, and the denominator of which shall be the total number of square feet of rentable area leased from time to time by Tenant pursuant to the Lease. Payments of Additional Rent by Subtenant shall commence on January 1, 1997, and shall be paid to Tenant on the same basis and at the same time that Tenant is required to pay such additional rent to Landlord under the Lease. Tenant agrees to furnish to Subtenant a copy of any statement received by Tenant from Landlord showing the amounts of additional rent to be paid by Tenant under the Lease and a statement setting forth the calculation of Subtenant's pro rata share of such amounts to be paid by Subtenant as Additional Rent. Tenant agrees to reimburse to Subtenant a pro rata share of any reimbursements made by Landlord to Tenant that result from any overpayments of additional rent made by Tenant during the preceding calendar year which apply tot he time period during the Term hereof within thirty (30) days after Tenant receives such reimbursement from Landlord.

         7. LATE FEES. If any installment of Base Rent, Additional Rent or other sums are not paid by Subtenant within five (5) business days of the date when the same becomes due, there shall be imposed a late payment charge of five percent (5%) of the amount of such installment, which charge shall be immediately due and payable. All payments received shall be applied first to unpaid late charges, if any, commencing with the earliest late charge imposed, then to any delinquent installments of Base Rent and/or Additional Rent, commencing with the earliest installment then unpaid, and finally to the most current installment of Base Rent and/or Additional Rent due. No express designation of any payment by the Subtenant shall vary the
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application of payment as aforesaid.  Nothing herein shall be deemed to limit or supersede the remedies of Tenant as set forth herein.

         8. TERMS OF LEASE. All of the terms, provisions, covenants and conditions of the Lease are incorporated herein by reference and are hereby made a part hereof and are superior to this Sublease. As between the parties hereto, Subtenant hereby assumes all of the obligations and liabilities of the Tenant with respect to the Subleased Premises, as the "tenant" under the Lease, other than the obligation to pay Landlord rent or other payments thereunder, and Tenant shall have all of the rights of the Landlord under the Lease as against Subtenant with respect to Subtenant's occupancy and use of the Subleased Premises, except (i) to the extent such rights are modified by or inconsistent with the terms of this Sublease, (ii) Tenant shall have no right to terminate this Sublease under Section 29 of the Lease, and (iii) Tenant's liability to Subtenant shall not be limited by Section 16(c) of the Lease. Subtenant expressly covenants and agreed with Tenant that Subtenant will not commit or permit to occur any event which would constitute an event of default under the Lease or omit to do anything with respect to the Subleased Premises which Subtenant is obligated to do under the terms of this Sublease or under the terms of the Lease which would constitute and event o default under the Lease.

         9. DEFAULT OF SUBTENANT. If Subtenant shall (i) fail to pay any monthly installment of Base Rent or any installment of Additional Rent or shall fail to timely make any other payment required by the terms and provisions of this Sublease (although no legal or formal demand has been made therefor) and such default continues for five (5) days after the date that such payment is due and payable, or (ii) violate or fail to perform any other terms, conditions, covenants or agreements herein made by Subtenant and such default continues for ten (10) days after delivery of written notice thereof by Tenant or Subtenant, or (iii) abandon or vacate the Subleased Premises, or (iv) make or consent to an assignment for benefit of creditors or a common law composition of creditors, or a receiver of Subtenant's assets is appointed, or Subtenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding si filed against Subtenant and not discharged by Subtenant within 30 days, or Subtenant is adjudicated a bankruptcy, or (v) default under the terms, covenants and conditions of the Lease which Subtenant is required to perform or observe pursuant to the terms of this Sublease and the expiration of any applicable notice and/or cure period provided under the Lease, then, and in any of said events, this Sublease, at the option of Tenant, shall cease and terminate, and Tenant shall provide notice to quit and Tenant may proceed to recover possession under and by virtue of the provisions of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable, and Tenant shall further be entitled to recover all damages from Subtenant and to pursue any other rights at law or in equity which may be available to Tenant as a result of such default by Subtenant. All rights, powers and remedies of Tenant shall be cumulative, and the exercise of any one or more of such rights or remedies shall not impair Tenant's right to exercise any other right or remedy, either concurrently or at a later time.

         10. CONDITION OF SUBLEASED PREMISES. The Subtenant has examined and knows the condition of the Subleased Premises, and hereby acknowledges that the Subleased Premises are in good order and repair and acceptable to him, subject to the Renovation Work (as defined below) to be performed by Tenant pursuant to Section 11 below. Subtenant expressly acknowledges that it is accepting possession of the Subleased Premises in an "As Is, Where Is" condition without any warranties, express or implied, and without Tenant being required to make any alterations, improvements, repairs or decorations whatsoever to the Subleased Premises either at the time possession is delivered to Subtenant or during the entire term of this Sublease except for the Renovation Work. Subtenant agrees to keep the Subleased Premises in good repair, order and condition in compliance with the Lease, and to yield up the Subleased Premises in such condition. Upon the termination or expiration of this Sublease, Subtenant will remove all of Subtenant's property from the Subleased Premises on or before the expiration or termination date an deliver possession of the Subleased Premises, thoroughly clean and in good condition, reasonable wear and tear excepted, and in compliance with the Lease and such reasonable conditions as may be set forth by Tenant. Subtenant will be liable for any damages Tenant may suffer due to Subtenant's failure to leave the Subleased Premises in the condition required under this Section 10.

         11. RENOVATION WORK ALTERATIONS. Within forty-five (45) days after full execution hereof, Tenant agrees to perform the following work on the Subleased Premises:

                 (i) Tenant shall paint or "touch up", as appropriate, the walls within the Subleased Premises and shall clean the carpet and perform appropriate cleaning of the wood floor within he Subleased Premises;

                 (ii) Tenant shall obtain a space plan from Bert Primo, submit such plan to Subtenant for its approval (which approval shall not be unreasonably withheld or delayed) and reconfigure the Subleased Premises generally as shown on Exhibit "B" attached hereto and incorporated herein by reference (if Subtenant does not approve such plans and Subtenant and Tenant are unable to reach an agreement on the plans on or before July 11, 1996, then either party shall be entitled to terminate this Sublease by delivery of written notice thereof to the other party and thereupon the Security Deposit and all installments of Base Rent previously paid by Subtenant to Tenant shall be promptly refunded to Subtenant); and

                 (iii) Tenant will remove the peach colored wallpaper within the Subleased Premises and repaint the subject wall.

         The work to be performed by Tenant pursuant to subparagraphs (i), (ii) and (iii) above is herein sometimes collectively referred to as the "Renovation Work". In the event that the total costs and expenses incurred by Tenant for performing the Renovation Work described in subparagraphs (ii) and (iii) above exceeds Sixteen Thousand and No/10-0 Dollars ($16,000.00), in the aggregate, then such excess costs and expenses shall be payable by Subtenant to Tenant within five (5) business days after completion by Tenant of such Renovation Work and delivery by Tenant to Subtenant of an invoice and other reasonable supporting evidence reflecting the total costs and expenses incurred by Tenant for such Renovation Work. The failure by Subtenant to pay such excess amount within such five (5) business day period shall be a default hereunder by Subtenant. Tenant intends to use it sown laborers, carpenters and other workers to complete the Renovation Work. If Tenant's costs and expenses for the Renovation Work is less than the aggregate amount of Sixteen Thousand and No/100 Dollars ($16,000.00), then such difference shall be promptly paid by Tenant to Subtenant.

         In addition to the Renovation Work to be performed by Tenant hereunder, Tenant, at its expense, agrees to remove the signage presently located on the wall behind the receptionist's desk area in the reception area and replace such signage with new sinange reasonably acceptable to Tenant and Subtenant identifying the location of Subtenant and Tenant within the Premises. Tenant shall also use reasonably diligent efforts to cause Landlord to display in the main lobby of the Building a building directory listing for Subtenant and a reasonable number of Subtenant's key personnel as reasonably specified by Subtenant. In addition, Subtenant, at its sole cost and expense, will install any telephone lines necessary to connection the receptionist's phone system to the phone system to be operated by Subtenant within the Subleased Premises so that the receptionist can appropriately announce the arrival of visitors of Subtenant. Subtenant shall have the right to obtain access to the Building and Subleased Premises no later than July 22,m 1996, for the purpose of installing a telephone system, computer network wiring, and electrical outlets for Subtenant's use, which installation will be subtenant's sole cost, risk and expense and which system shall remain the property of Subtenant; provided, however, that the indemnification provisions of Section 19 below shall apply to such installation.

         Subtenant shall not make or install any additions, renovations, alterations, improvements or other changes in or to the Subleased Premises, including (without limitation) the walls, floors, ceilings and fixtures located therein without first obtaining the prior written consent of Tenant and without first obtaining any approvals required from the Landlord pursuant to the terms and condition of the Lease.

         1.2 LIENS. Subtenant shall keep the Subleased Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant or at Subtenant's request, and shall cause any such liens which may be filed to be released within fifteen (15) days of the filing thereof.

         13. ASSIGNMENT AND SUBLETTING. The Subtenant shall not assign, or further sublet the Subleased Premises or any part hereof without the prior written consent of Tenant, which may be withheld in Tenant's sole and absolute discretion. Any attempted assignment or sublet by Subtenant without obtaining Tenant's prior written consent as required pursuant to this Section 13 shall constitute a default hereunder by Subtenant and shall automatically be null and void and of no force or effect.

         14. TERMINATION OF LEASE. In the event that the Lease terminates for any reason, this Sublease Agreement shall automatically terminate upon such termination or cancellation of the Lease, and all obligations hereunder of the parties hereto shall be extinguished as of the termination date other than those obligations that expressly survive termination hereunder. As soon as reasonably practical after Tenant becomes aware of any fact or circumstance that could result in a termination of the Lease prior to December 31, 1998, including (without limitation) a notice from Landlord regarding a default under the Lease by Tenant, then Tenant shall give written notice to Subtenant of such fact or circumstance and thereafter will keep Subtenant reasonably informed of any material developments relating thereto. In addition, Tenant shall not reach an agreement with Landlord regarding any such early termination without Subtenant receiving at least sixty (60) days prior notice of the termination date.

         15. INSURANCE. The Subtenant agrees to provide and keep in effect during the Term hereof and pay for a public liability insurance policy and a property damage insurance policy secured from an insurance company or companies reasonably acceptable to Tenant, in which the limits shall not be less than the amounts required under the Lease, and the protection for Tenant arising out of the use and occupancy of the Subleased Premises, including the Building and common areas, shall be equivalent to the protection obtained by Landlord from Tenant under Section 14 of the Lease. Such insurance policies shall name Tenant and Landlord as additional insureds thereunder, shall contain such other provisions in favor of Tenant and Landlord as Tenant's insurance policies are required to contain in favor of Landlord pursuant to the Lease, and shall provide that such policies cannot be canceled without thirty (30) days prior written notice to Tenant and Landlord. Subtenant shall provide Tenant with receipts evidencing payment of premiums for all such insurance policies and evidence of policy renewals at least thirty (30) days prior to the expiration date of each policy. Tenant is to be furnished a copy of said policy or suitable evidence of insurance, and failure to provide such insurance policy within fifteen (15) days prior to the Commencement Date shall be considered an event of default giving Tenant the right to terminate this Sublease pursuant to the terms of this Sublease Agreement.

         16. ACCESS. At all times during the term of this Sublease, Tenant and its officers, employees and representatives and Landlord and its officers, employees and representatives shall have the right to enter upon the Subleased Premises in accordance with the terms and conditions set forth in the Lease for the purpose of inspecting or making repairs, alterations or additions to the Subleased Premises or to make certain that all covenants and agreements of this Sublease are being kept and maintained by Subtenant.

         17. HOLDING OVER. In the event that Subtenant does not fully vacate the Subleased Premises on the expiration date of this Sublease (or earlier termination date), then Subtenant shall be deemed to be a tenant at sufferance and Tenant shall be entitled to pursue any cause of action which may be available to Tenant at law or in equity to cause Subtenant to fully vacate the Subleased Premises, and Subtenant shall be liable for rent during such holdover period in an amount equal to One Hundred Fifty Percent (150%) of the Base Rent in effect during the last month of the term of this Sublease, calculated on a per diem basis.

         18. GOVERNING LAW. Subtenant hereby indemnifies, defends and holds Tenant harmless from and against any and all actions, claims, demands, damages, costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Tenant by reason of (a) any violation caused, suffered or permitted by Subtenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Lease, and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy by Subtenant of the Subleased Premises.

         20. NOTICE. Whenever under this Sublease Agreement a provision is made for notice of any kind, such notice shall be deemed sufficient notice and service thereof, effect upon receipt or refusal to accept delivery, if such notice is delivered by hand or mailed to Subtenant or Tenant at the following addresses:

                 Tenant:          Stanley Martin Companies, Inc.
                                  8000 Towers Crescent Drive, Eighth Floor
                                  Vienna, Virginia  22182
                                  Attention: Martin K. Alloy, President

                 Subtenant:       Until August 14, 1996:
                                  MHM Services, Inc.
                                  7601 Lewinsville Road
                                  McLean, Virginia  22102
                                  Attention: Michael S. Pinkert, President and
                                                   Chief Executive Officer

                                  After August 14, 1996:
                                  MHM Services, Inc.
                                  8000 Towers Crescent Drive, Eighth Floor
                                  Vienna, Virginia  22182
                                  Attention: Michael S. Pinkert, President and
                                                   Chief Executive Officer

Such mailing shall be by certified mail, return receipt requested.

         21. COMMISSION. Tenant shall pay commissions in connection with this Sublease to Grubb and Ellis and to Zalco Realty Incorporated (collectively, the "Brokers") in accordance with separate agreements entered into by Tenant with the Brokers, such commissions to be payable upon the Commencement Date so long as Subtenant takes possession of the Subleased Premises and pays the initial installment of the Base Rent and all other sums payable at or prior to the Commencement Date. Except for such commission to be paid to Brokers by Tenant, Tenant and Subtenant each warrant to the other that they have dealt with no agent or broker with respect to the transaction contemplated by this Sublease. In the event that any claim for commission or finder's fee is brought by any person or entity whatsoever as a consequence of the transaction contemplated hereby and as a result of any action or omission of either Tenant or Subtenant, then Tenant or Subtenant (whichever party is alleged to have committed the act or omission which is the basis for such claim), as the case may be, shall indemnify, defend and hold harmless the other party against any loss, cost or expense of any nature, including (without limitation) court costs and reasonable attorneys' fees arising as a consequence of such claim for the commission or fee.

         22. TIME. Time is of the essence with respect to all time periods under this Sublease.

         23. LITIGATION. In the event that any party is required to resort to litigation to enforce its rights under this Sublease, Tenant and Subtenant agree that any judgment awarded to the prevailing party shall include all litigation expenses of the prevailing party, including (without limitation) reasonable attorneys' fees and court costs.

         24. CONSENT OF LANDLORD. Subtenant acknowledges that it has been advised by Tenant that Tenant must obtain the prior approval of Landlord for this Sublease and the Renovation Work, and this Sublease is subject to Tenant obtaining Landlord's approval (such approval of this Sublease shall include Subtenant's listing in the Building directory as described in Section 11 hereof). Tenant agrees to diligently pursue obtaining such approval on or before July 21, 196, then either party may terminate this Sublease by delivery of written notice thereof to the other party and thereupon the Security Deposit and all installments of Base Rent previously paid by Subtenant to Tenant shall be promptly refunded to Subtenant.

         25. PARTIES BOUND. Subject to the restrictions on assignment and subletting by Subtenant pursuant to Section 13 hereof, this Sublease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         26. COUNTERPART ORIGINALS. This Sublease may be executed in multiple original counterparts, each of which shall be deemed to be an original but all of which, taken together, shall be deemed to be one (1) Sublease.

         WITNESS the following signatures and seals:


                                  SUBTENANT:

                                  MHM SERVICES, INC.


                                  By:                          (SEAL)
                                     --------------------------
                                       Michael S. Pinkert, President
                                       and Chief Executive Officer


                                  TENANT:

                                  STANLEY MARTIN COMPANIES, INC.


                                  By:                          (SEAL)
                                     --------------------------
                                       Martin K. Alloy, President

                                LIST OF EXHIBITS


Exhibit "A"               Plan Showing Subleased Premises

Exhibit "B"               Reconfiguration Plan for Subleased Premises